Exhibit 99.1

eMagin Demonstrates First Ever Ultra-High Brightness DPD Color OLED Microdisplay
The DPD displays omit color filters to produce a quantum leap forward in OLED microdisplay brightness and power efficiency

BELLEVUE, WA. & HOPEWELL JUNCTION, NY.--(BUSINESS WIRE)—June 12, 2014-- eMagin Corporation (NYSE MKT: EMAN) has demonstrated the first ever full color ultra-high brightness DPD brand OLED microdisplay. The new full color DPD display, designated OLED-ULT, provides brightnesses that meet or exceed the requirements of the wearable Smartglass market, more than 30 times greater than eMagin’s current largest selling display, while providing 5 times the power efficiency.Power efficiency is a key advantage in selecting eMagin’s OLED microdisplay versus an LCD or LCOS solution.

Demonstrations of OLED-ULT displays are currently being performed for key customers with interests in ultra-high brightness microdisplays for applications as diverse as aviation head mounted displays, smart glasses, and commercial augmented reality applications. “eMagin’s ultra-high brightness OLED-ULT technology was designed specifically for transparent near-to-eye applications demanding ultra-high brightness, full color imagery with extremely high contrast, compact size and very low power, such as avionics helmets and smart glasses applications” said Andrew G. Sculley, president and CEO of eMagin Corporation.

The active matrix OLED-ULT delivers crisp, high-contrast imagery via eMagin’s True BlackTM pixel technology. The screen turns on instantly at low temperatures without the need for heaters and is built to high commercial and military ruggedness standards. The OLED-ULT display exhibits much lower color shift with angle than standard OLED displays. This approach offers a high-resolution microdisplay with extended luminance performance without the need for a back light, illuminator, or separate drive circuitry which are necessary for LCOS or LCD technology microdisplays.

About eMagin Corporation

A leader in OLED microdisplay technology, OLED microdisplay manufacturing know-how and mobile display systems, eMagin manufactures high-resolution OLED microdisplays and integrates them with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. More information about eMagin is available at www.emagin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

OLED-XL, Color OLED-XLS and True Black are trademarks of eMagin Corp. OLED-ULT is trademark pending. All other names are the products of their respective owners.

Source: eMagin Corporation

eMagin Corporation
Investors:
Paul Campbell, 425-284-5220
pcampbell@emagin.com

Product and Technical Specifications:
Bruce Ridley, 425-284-5212.
bridley@emagin.com